SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 4, 2002

AMERICAN PULP EXCHANGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-83448	65-1158257

(Commission File Number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, New York	10001

(Address of Principal Executive Offices)	(Zip Code)

(212) 702-6000
(Registrant’s Telephone Number, Including Area Code)

_____________________

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 8. CHANGE IN FISCAL YEAR
SIGNATURES
Exhibit 2.1
Exhibit 2.2
Exhibit 3.1
Exhibit 3.2
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 10.5
Exhibit 10.6
Exhibit 10.7
Exhibit 10.8
Exhibit 10.9

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On November 8, 2002, the Registrant acquired 99.5% of the outstanding shares of the common stock of General Media, Inc. (“GMI”) from General Media International, Inc. (“GMII”) in a stock exchange transaction. In the transaction, the Registrant issued an aggregate of 42,500,000 shares of its common stock and 5,000 shares of its Series A Preferred Stock to GMII in consideration of GMII’s assignment of 475,000 shares of GMI common stock. As additional consideration for the acquisition, the Registrant assumed approximately $ 6.4 million of GMII’s indebtedness and certain transaction costs. The amount of the consideration was determined as a result of negotiations between the Registrant and GMII.

         GMII, of which Robert C. Guccione is a principal, is the former parent company of GMI. GMI, together with its subsidiaries, is a publishing, online and entertainment company engaged in the publication and sale of men’s magazines, the sale of various adult-oriented online products and services, the sale of various adult-oriented entertainment products and services, and the licensing of its trademarks to publishers in foreign countries and for use on various consumer products and services.

         As part of the transaction, the Registrant obtained a $5 million equity capital commitment from Morgan Berkeley Partners, LLC, a private investment group, for which the Registrant has agreed to issue 5,000 shares of its Series B Preferred Stock. In addition, in the transaction the Registrant issued warrants to purchase an aggregate 1,150,000 shares of its common stock to Vector Partners, LLC and PH Capital Holdings, LLC, two of the Registrant’s principal investors, as an equity incentive to assist the Registrant in securing certain replacement financing for the bond indebtedness of GMI. The Registrant has agreed, in the event that it registers certain securities offerings with the U.S. Securities and Exchange Commission, to include in the registration certain shares of its common stock held by or issuable to Vector and PH Capital.

         As a result of the transaction, GMII became the holder of record and beneficial owner of 85% of the Registrant’s voting securities. No other person is known to be the beneficial owner of more than 10% of the Registrant’s voting securities. In connection with the transaction, the Registrant’s sole director Jason Galanis, a principal of Vector Partners, resigned from the board of directors and GMII elected Mr. Guccione and, at the nomination of Vector Partners, Charles Samel to the Registrant’s board of directors. Mr. Samel is a principal of PH Capital. Vector Partners has reserved the right to designate a single additional director of the Registrant.

         The Registrant is aware of certain arrangements, the operation of which may at a subsequent date result in a change of control of the Registrant. Under agreements entered into in connection with the transaction, GMII has the option to purchase up to all shares of the Registrant’s common stock now held by, or issuable upon exercise of warrants now held by, Vector Partners and PH Capital in the event of certain financing contingencies. In addition, GMII has granted Vector Partners and PH Capital a right to cause GMII, in the event of Mr. Guccione’s death, either to sell all shares of the Registrant’s common stock owned by GMII or to purchase all such shares owned by Vector Partners or PH Capital, at GMII’s election, in either case at a price to be established by Vector Partners and PH Capital. Vector Partners and PH Capital have granted reciprocal rights to GMII in the event of the deaths of either of their respective principals.

ITEM 5. OTHER EVENTS

         On November 4, 2002, the Registrant issued an aggregate of 3,155,000 shares of its common stock for an aggregate of $31,550 in a private offering. Vector Partners, then the holder of 3,190,000 shares of the Registrant’s common stock, acquired an additional 930,000 shares in consideration of services rendered that were valued at $9,300. PH Capital Holdings, a consulting firm of which Charles Samel is the principal, purchased 2,225,000 shares for $22,500 in cash. After giving effect to the offering, the percentage of Vector’s beneficial ownership of the Registrant’s common stock was approximately 55% and the percentage of PH Capital’s beneficial ownership of the Registrant’s common stock was approximately 30%.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements of businesses acquired

                  The financial statements required by this item are not included in this report, and will be filed on or before January 22, 2003.

         (b)  Pro forma financial information

                  The pro forma financial information required by this item is not included in this report, and will be filed on or before January 22, 2003.

         (c)  Exhibits

2.1	Stock Exchange Agreement dated November 4, 2002 between the Registrant and General Media International, Inc.*

2.2	Series B Preferred Stock Purchase Agreement dated November 8, 2002 between the Registrant and Morgan Berkeley Partners, LLC

3.1	First Amended and Restated Articles of Incorporation of the Registrant, as amended as of November 4, 2002

3.2	Amended and Restated Bylaws of the Registrant, as amended as of November 9, 2002

10.1	Common Stock Purchase Agreement dated November 1, 2002 between the Registrant and Vector Partners, LLC

10.2	Common Stock Purchase Agreement dated November 1, 2002 between the Registrant and PH Capital Holdings, LLC

10.3	Warrant Agreement dated November 9, 2002 between the Registrant and Vector Partners, LLC

10.4	Warrant Agreement dated November 9, 2002 between the Registrant and PH Capital Holdings, LLC

10.5	Registration Rights Agreement dated November 9, 2002 among the Registrant, Vector Partners, LLC, and PH Capital Holdings, LLC

10.6	2002 Consultant Compensation Plan of the Registrant dated November 9, 2002

10.7	Indemnity Agreement dated October 23, 2002 between the Registrant and Jason Galanis

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10.8	Indemnity Agreement dated November 9, 2002 between the Registrant and Charles Samel

10.9	Indemnity Agreement dated November 9, 2002 between the Registrant and Robert C. Guccione

*	Includes a list briefly identifying all schedules thereto, not all of which are included with this report. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

ITEM 8. CHANGE IN FISCAL YEAR

         On November 9, 2002, the Registrant determined to change the fiscal year used in its most recent filing with the Commission from the twelve months ending October 31 to the calendar year. The report covering the Registrant’s transition period will be filed on Form 10-QSB.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Pulp Exchange, Inc.

By:	/s/ R. GUICCIONE

Robert C. Guccione, President

Date: November 14, 2002

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